UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

Medizone International, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	2-93277-D (Commission File Number)	87-0412648 (IRS Employer Identification No.)

350 East Michigan Avenue, Suite 500, Kalamazoo, MI 49007
(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (269) 202-5020

4000 Bridgeway, Suite 401, Sausalito, California 94965
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)  Resignation of Officer and Director
On February 22, 2017, Edwin G. Marshall, Chief Executive Officer and Chairman of Medizone International, Inc. (the “Company”) informed the Company’s Board of Directors that he had decided to resign from the Board of Directors and retire from all positions with the Company, effective February 28, 2017.  Mr. Marshall also advised the Board that his decision is not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  In addition, Dr. Jill Marshall, currently employed as Director of Operations, will step down effective February 28, 2017.  Mr. Marshall and Dr. Marshall will support a transition to new Company management over a period of 30 to 60 days as needed and as requested by the Board.  The Company will enter into separation agreements with the Marshalls as discussed below.
(c)  Appointment of new Principal Executive Officer and Chairman;
On February 27, 2017, the Company announced that the Board of Directors has appointed David A. Esposito as Chairman and Interim Chief Executive Officer effective March 1, 2017.  A copy of the press release announcing Mr. Marshall’s resignation and the appointment of Mr. Esposito is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Mr. Esposito has been a director of the Company since 2014.  He currently serves as President and CEO of Armune BioScience, Inc., an early stage medical diagnostics company focused on developing and commercializing unique technology for diagnostic and prognostic tests for prostate, lung, and breast cancers.  As Interim CEO of Medizone, Mr. Esposito will lead the search for commercial talent to focus the Company’s efforts to raise capital for operations and to build out the Company’s sales efforts in the United States market.
From 2011 to 2013, Mr. Esposito was Vice President, Commercial Operations, at Thermo Fisher Scientific.  Before joining Thermo Fisher Scientific, he was President and General Manager of Phadia US Inc., a specialty diagnostics company, from 2009 until its acquisition by Thermo Fisher Scientific in 2011.  He was employed in various positions by Merck & Co., Inc. from 1993 to 2009, including stints as Executive Director of the Respiratory Marketing Team (2006-2007), New Commercial Model (2007-2008), and US Commercial Strategy (2008-2009).  He was a combat infantry officer (Lt., US Army Infantry, 101st Airborne Division) from 1990-1993 and served in Operation Desert Storm in 1991, where he was awarded the Bronze Star Medal for combat action in Iraq. He received a BS degree in civil engineering at the United States Military Academy (West Point), and an MBA from Syracuse University.  He also completed an executive education program, Competitive Marketing Strategy Program, at The Wharton School (University of Pennsylvania).
With his appointment as the Company’s principal executive officer, Mr. Esposito will no longer serve on Audit and Compensation Committees of the Board of Directors.
(e)  Compensation Agreements
Interim Chief Executive Officer Employment Agreement
The Company and Mr. Esposito entered into an employment agreement (the “Employment Agreement”) dated effective March 1, 2017, with his employment to commence on the same date (the “Employment Commencement Date”).  The Employment Agreement provides for the following:
•	Initial Base Salary – Mr. Esposito will receive an initial base salary of $225,00 per year;
•
Annual Incentive Plan Performance Bonus -- Mr. Esposito will be eligible for an annual performance bonus under an executive annual incentive plan with an initial target of 50% of his annual base salary;

Bonus payments will be payable upon achievement of targets established by the Board of Directors: (A) operating capital at levels to be determined by the Board; (B) U.S. market penetration of AsepticSure (trials and minimum sales of 10 units in the US or 20 units globally); and (C) milestones related to building and scaling commercial operations, including recruiting of experienced personnel to lead commercialization in the U.S. market.
•
Equity Incentive – (A) Signing Bonus: Mr. Esposito will be granted 1,000,000 shares of restricted stock vesting upon transition as CEO, and (B) Incentive Bonus: Mr. Esposito will be granted 1,000,000 shares of restricted stock that will vest upon entry of AsepticSure into the U.S. market at levels to be determined by the Board of Directors;

•
Stock Options – the grant of stock options dated February 26, 2014 to Mr. Esposito will be modified such that 750,000 shares shall vest effective March 1, 2017; and 250,000 shares to vest upon completion of the original milestone contained in the grant document.

•	Health Benefits – No benefits during “interim” role. Traditional plan will be approved upon permanent CEO status.
Except for the foregoing agreements, there are no arrangements or understandings with the Company pursuant to which Mr. Esposito was appointed as its Chairman or Interim Chief Executive Officer. There are no family relationships between Mr. Esposito and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer.
The Separation Agreements
In connection with the resignations of Mr. Marshall and Dr. Marshall, the Company has entered into a Waiver of Claims, General Release and Non-Solicitation Agreement dated February 28, 2017 with each of Mr. and Dr. Marshall (the “Marshall Separation Agreements”).  In consideration for Mr. Marshall’s general release of claims and compliance with non- solicitation and other covenants under the Marshall Separation Agreement, the Company has agreed with Mr. Marshall as follows:
•
Payments under promissory note – The Company pay Mr. Marshall $14,000 per month (gross) as payments against amounts owed under a promissory note relating to accrued and unpaid compensation (the “Ed Marshall Note”).  The total principal amount owing under the Marshall Note is $1,065,189.  The Company may prepay amounts owing under the Ed Marshall Note in part or in full at its option.

•
Stock Options – Stock options granted previously to Mr. Marshall under the Company’s 2014 equity incentive plan will be modified to permit exercise of such options for a period of up to three years from the date of Mr. Marshall’s separation (but not beyond the original expiration date of any such grant).

The terms of the Separation Agreement entered into with Dr. Marshall are substantially the same as those of the agreement with Mr. Marshall, except that the principal amount owed under the promissory note payable to Dr. Marshall totals $444,583 and monthly payments will be $6,900 (gross).
The foregoing descriptions of the Employment Agreement and the Separation Agreements are qualified in their entirety by reference to the Employment Agreement and the Separation Agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01  Regulation FD Disclosure.
We incorporate by reference herein the Press Release (attached as Exhibit 99.1) announcing the director and executive officer changes set forth in Item 5.02 above.  The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits
Exhibit Number	Description

10.1	Employment Agreement between Medizone International, Inc. and David A. Esposito dated effective March 1, 2017
10.2	Separation and Release Agreement dated February 28, 2017, between Medizone International, Inc. and Edwin G. Marshall
10.3	Separation and Release Agreement dated February 28, 2017, between Medizone International, Inc. and Jill Marshall
99.1	Press Release dated February 27, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medizone International, Inc.

By:	/s/ Edwin G. Marshall
Edwin G. Marshall Chief Executive Officer

Date: February 28, 2017